UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2023

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, Myers Industries, Inc. (the “Company”) issued a press release announcing the appointment of Grant E. Fitz as Executive Vice President and Chief Financial Officer effective May 8, 2023. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Fitz, age 61, most recently served as Chief Financial Officer and Chief Operating Officer of EFI (Electronics for Imaging), a privately-owned technology company, from September 2019 through present. Prior to that role, Mr. Fitz served as Chief Financial Officer of Valassis Communications, a privately-owned digital and print multi-media company, from June 2016 through August 2019, and Corporate Vice President and Chief Financial Officer of Xerox Technology Business, where he also led Xerox Financial Services, from April 2013 through June 2016. Previously, Mr. Fitz served in various leadership roles in finance and risk with General Motors Company and as Chief Financial Officer of Nexteer Automotive.

Mr. Fitz’s base salary initially will be $480,000, subject to annual review, and he will receive upon commencement of employment a cash bonus in the amount of $300,000 and an award of service-based restricted stock units subject to ratable vesting over a three-year period with a grant date value of $600,000. Mr. Fitz will be eligible to participate in the following compensation and benefit programs of the Company: (i) the annual incentive program at a target benefit of 100% of his annual base salary on a pro-rated basis for the 2023 calendar year, (ii) the long-term incentive program at a target award value of 100% of his annual base salary, comprised 40% of service-based restricted stock units subject to ratable vesting over a three-year period, and 60% of performance-based restricted stock units subject to vesting based on achievement of target levels of three-year cumulative adjusted EBITDA, with a modifier based on the Company’s relative total shareholder return over a three-year period, and (iii) the Senior Officer Severance Plan, which provides severance benefits under certain events of termination, a copy of which was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed March 3, 2023. Mr. Fitz has also entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company effective May 8, 2023 as a condition of his participation in the Severance Plan and under terms and conditions substantively consistent with agreements entered into with other executive officers, including a noncompete period of 12 months following any termination and restrictive covenants prohibiting solicitation of Company customers and employees. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Non-Competition and Confidentiality Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on April 3, 2023, the Company issued a press release announcing the appointment of Grant E. Fitz as Executive Vice President and Chief Financial Officer. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 3, 2023
10.1	Non-Competition, Non-Solicitation and Confidentiality Agreement effective May 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	April 3, 2023	By:	/s/ Michael McGaugh
Michael McGaugh President and Chief Executive Officer